Filed in the Office of	Business Number C27974-2003
Barbara K. Cegavske	Filing Number 20211408468
Secretary of State State Of Nevada	Filed On 4/23/2021 12:36:00 PM
	Number of Pages 5

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PuRsuANT TO NRs 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PuRsuANT TO NRs 78.403)

Officer's Statement (PuRsuANT TO NRs 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Digerati Technologies, Inc. Entity or Nevada Business Identification Number (NVID): NV20031513336
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. X Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	X Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 62%
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. X The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] CFO Signature of Officer or Authorized Signer Title X Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

See attached page.

This form must be accompanied by appropriate fees.

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

DIGERATI TECHNOLOGIES, INC.

(Pursuant to N.R.S. 78.380, 78.385 and 78.390)

ARTICLE I
Name

The name of the Corporation is DIGERATI TECHNOLOGIES, INC.

ARTICLE II
Registered Office and Agent

The address of the Corporation's registered office in the State of Nevada is 2215-B Renaissance Dr., Las Vegas, Nevada 89119. The name of the Corporation's registered agent at such address is CSC Services of Nevada, Inc.

ARTICLE III
Capital Stock

The total number of shares of all classes that this Corporation shall have authority to issue shall be 550,000,000, of which 500,000,000 shall be shares of common stock, par value $0.001 per share, and 50,000,000 shall be shares of preferred stock, par value $0.001 per share. The Board of Directors of the corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitation or restrictions thereof.

ARTICLE IV
Purpose

The purpose for which the Corporation is organized is to transact and/or engage in any and all lawful business or other activity for which corporations may be incorporated pursuant to the laws of the State of Nevada. In furtherance of the foregoing purpose, the Corporation shall have and may exercise all the rights, powers and privileges of a corporation organized.

ARTICLE V
Duration of Corporation

The corporation shall have perpetual existence.

ARTICLE VI
Liability of Directors

The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be

amended and supplemented. Any repeal or amendment of this Article by the stockholders of the corporation shall be prospective.

ARTICLE VII
Indemnification

The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE VIII
Amendment of Articles of Incorporation and Bylaws

The Articles of Incorporation is hereby amended and restated as follows: "The Articles of Incorporation and the Bylaws of the corporation may be repealed, altered, amended or rescinded only by a vote of a majority of the entire Board of Directors or a majority of the outstanding shares of capital stock, voting as classes; provided, however, that no amendment to the Bylaws of the Corporation or theses Articles of Incorporation contradicting Article II, Section 14 of of the Bylaws of the Corporation (Controlling Interests) shall be implemented."

[Rest of Page Intentionally Left Blank. Signature Page Follows]

EXECUTED to be effective this 23th day of April 2021.

DIGERATI TECHNOLOGIES, INC.

a Nevada corporation

By: ______________________________

Arthur L. Smith, Chief Executive Officer